UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, TLGY Acquisition Corporation (the “Company”), received a notice from Hyunchan Cho (“Mr. Cho”), who served as a director of the Company, of his decision to resign as a member of the Company’s board of directors (the “Board”) and all committees thereof, effective March 31, 2024. The resignation of Mr. Cho did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 28, 2024, the Company received a notice from Steven Norman (“Mr. Norman”), who served as a director and the Chief Financial Officer (the “CFO”) of the Company, of his decision to resign as the CFO of the Company and as a member of the Board and all committees thereof, effective immediately. In his role as the CFO, Mr. Norman has served as the Company’s principal financial officer and principal accounting officer. His resignation is not the result of any dispute or disagreement with the Company, the Company’s management, or the Board on any matter relating to the Company’s operations, policies or practices.

On March 28, 2024, the Board determined that upon Mr. Norman’s resignation on March 28, 2024, Jin-Goon Kim (“Mr. Kim”), the Company’s current Chairman and Chief Executive Officer, will serve as the Company’s interim CFO and will assume the roles of principal financial officer and principal accounting officer. The Company is conducting a search for a permanent CFO.

Mr. Jin-Goon Kim, age 56, is the founder, the Chairman and Chief Executive Officer of the Company. Mr. Kim has two decades of senior leadership experience in private equity investment and as a serial transformational CEO in industry leading public and private companies. He has made important industry contributions and notable achievements as a CEO, which have been recognized by the Outstanding Growth award at the 2009 TPG Annual CEO Conference, 2009 Dealership Group of the Year and 2012 Most Innovative Business Model from 21st Century Media Group, a leading Chinese financial media group, and 2010 Top Ten Men of the Year in the Auto Retail Industry in a forum co-sponsored by top Chinese media and industry associations.

Immediately prior to founding TLGY Holdings LLC in May 2021, Mr. Kim focused on global, high growth investments with strong potential to benefit from attractive emerging macro trends and in which he could apply his experience implementing business transformation to drive value creation. Currently, Mr. Kim serves as a manager of Longhua Innovation Capital Investment Corporation and the sole director of Longhua Innovation Capital Limited. Since 2018, Mr. Kim has served as an independent director of the board and on the nomination committee of DongDu International Group. From 2006 to 2016 Mr. Kim was with TPG Capital, a leading global private equity firm, where he served as a Partner and a member of its Asia investment review committee. In his capacity as a TPG partner, Mr. Kim also served as a CEO or transformation leader of multiple TPG portfolio companies, often in parallel. Mr. Kim’s investment and operational focus was co-leading TPG’s four major transformational investments across China’s core consumer sectors. Each of the four investments had a differentiated value creation angle in the form of a disruptive business model and/or technology; they collectively returned well over a billion dollars to TPG’s investors (namely, about US$700 million from China Grand Auto, roughly US$700 million from Unitrust, and over US$200 million collectively for Li Ning and Daphne). From 2012 to 2014, Mr. Kim served as CEO and Vice Chairman of Li Ning Company Limited, a leading sportswear brand in China with more than US$2 billion of annual sales in 2020, where he devised and launched a brand transformation that helped salvage the company from financial distress and laid the foundation for its ultimate revival as a leading brand and a company that today has a market capitalization greater than US$30 billion. Mr. Kim served from 2011 to 2015 as a Board member of Daphne International Holdings Limited, a leading women’s footwear brand in China, where he led the shoe industry’s first successful wholesale implementation of fast retail and digitization of supply chain management that sharply uplifted sales, profits, and market capitalization of what had been a stagnant business prior to his engagement. Mr. Kim from 2007 to 2011 served as CEO and Vice Chairman of China Grand Automotive Services Group Co. Ltd, during which time he helped pioneer the company’s retail roll-up in China and the digitization of the company’s management system to grow the company’s sales by seven times and to take it from a #11 mid-size platform in China to the #1 auto retail and services company both in China and in the world. Within a few years thereafter, the company listed on the Shanghai Stock Exchange and reached a market capitalization of approximately US$15 billion. Mr. Kim also served from 2009 to 2010 as a Board member of UniTrust Group, a leading Chinese independent equipment leasing company, during which time he helped build a management team and formulate a new strategy that transformed a start-up operation into a large sector leader that would eventually list on the Hong Kong Stock Exchange at a market capitalization of approximately US$2 billion. Before joining TPG Capital, Mr. Kim served from 2002 to 2006 as President of Dell Korea, the Korean affiliate of Dell, a global leader in hardware, software and services with more than $60 billion in annual sales in 2020. He successfully led the implementation of Dell’s direct model in Korea for the first time, thereby firmly establishing Dell as a leading player in a market where it had previously struggled to secure a meaningful market presence or to build a profitable business. Mr. Kim served from 2000 to 2002 as a Vice President of Internet Business Capital Corporation, a Cambridge, Massachusetts based early-stage venture capital firm that helped found or participated in early investments in successful ventures including Cambridge Technology Partners and Razorfish. Mr. Kim started his career in 1996 in the Seoul and Boston offices of McKinsey & Company, a global management consultancy. Mr. Kim earned an MPP from the Kennedy School of Government at Harvard College, a diploma from the Hopkins-Nanjing Centre, and an AB in East Asian Languages and Civilizations and Government from Harvard College.

Mr. Kim has no family relationship with any director or executive officer of the Company and has not been a party to any transaction with the Company that is required to be reported in this Current Report on Form 8-K.

As of the date of this report, no new compensatory arrangements have been entered into in connection with the appointment of Mr. Kim as interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: March 29, 2024	By:	/s/ Jin-Goon Kim
	Name:	Jin-Goon Kim
	Title:	Chairman, Chief Executive Officer and Interim Chief Financial Officer